UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

April 10, 2003

Date of Report
(Date of earliest event reported)

Juniper Networks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-26339 (Commission file number)	77-0422528 (IRS employer identification number)

1194 N. Mathilda Avenue Sunnyvale, CA 94089 (Address of principal executive offices)		(408) 745-2000 (Registrant’s telephone number,including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release of Juniper Networks, Inc. issued on April 10, 2003

Item 9. Regulation FD Disclosure (Information Provided Under Item 12 –Disclosure of Results of Operations and Financial Condition)

     On April 10, 2003, Juniper Networks, Inc. (“Juniper Networks”) is issuing a press release and holding a conference call regarding its financial results for the quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report. Juniper Networks is making forward-looking statements regarding 2003 during the conference call and is making reference to non-GAAP financial information in both the press release and the conference call.

Use of Non-GAAP Financial Information

     To supplement our consolidated financial statements presented in accordance with GAAP, Juniper Networks uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: By:	Juniper Networks, Inc. April 10, 2003 /s/ Marcel Gani Marcel Gani Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Juniper Networks, Inc. issued on April 10, 2003